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           Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated December 19, 2008 on the financial statements of the RiverSource Absolute Return Currency and Income Fund, RiverSource Emerging Markets Bond Fund, Threadneedle Emerging Markets Fund, RiverSource Global Bond Fund, Threadneedle Global Equity Fund, Threadneedle Global Equity Income Fund, Threadneedle Global Extended Alpha Fund, and the RiverSource Global Technology Fund of the RiverSource Global Series, Inc. included in the Annual Reports for the period ended October 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 58 to the Registration Statement (Form N-1A, No. 33-25824) of the RiverSource Global Series, Inc.



                                                        /s/Ernst & Young LLP

Minneapolis, Minnesota
December 23, 2008